EXHIBIT 10.57

                              CONSULTING AGREEMENT


                  THIS CONSULTING AGREEMENT made and entered into as of December 1, 1998, by and between Hydron Technologies, Inc. (the "Company"),

                                       AND

                  Richard L. Tauman, an individual residing in Boca Raton, Florida ("Mr. Tauman");

                  WHEREAS, Mr. Tauman's employment with the Company shall terminate effective November 30, 1998; and

                  WHEREAS, subject to the terms and conditions hereinafter set forth, the Company wishes to retain the services of Mr. Tauman, as a consultant and Mr. Tauman is willing to provide consulting services to the Company for a transaction period described herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. ENGAGEMENT, TERM AND CONSULTING FEE. During the period beginning on December 1, 1998 and ending March 31, 1999 (the "Consulting Period"), Mr. Tauman will, upon the reasonable request of the Company, be available during regular business hours to consult and cooperate with the Company and its representatives and answer questions with regard to the business, management and finances of the Company. A consulting fee at the rate of $10,750 per month shall be paid to Mr. Tauman by the Company, on a weekly basis, during the Consulting Period, regardless of the nature or extent of the consulting services actually performed by Mr. Tauman during such Consulting Period. During or after the Consulting Period, Mr. Tauman will, if requested by the Company from time to time, consult and cooperate with the Company (and its direct or indirect subsidiaries) and its representatives with respect to any litigation involving the Company and/or its direct or indirect subsidiaries. The Company shall pay for any and all pre-approved out-of-pocket expenses incurred by Mr. Tauman in performing his obligations under this Agreement.

                  2. INTEGRATION. This Agreement constitutes and expresses the entire agreement of the parties with respect to the subject matter hereof and supersedes and cancels all prior negotiations, discussions, agreements and understandings relating to such subject matter. This Agreement may not be modified or amended except by an instrument in writing executed by both parties hereto. Notwithstanding the foregoing, this Agreement shall have no effect on Mr.


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Tauman's Employment Agreement, as amended, or on the letter agreement, of even date herewith, relating to Mr. Tauman's separation from employment.

                  3. INDEPENDENT CONTRACTOR. During the Consulting Period, Mr. Tauman shall be and remain only an independent contractor. The Company shall not be responsible for withholding or paying any taxes, including without limitation, federal income tax, Social Security tax, Unemployment Insurance tax, or any other federal, state or local personal or business tax, with respect to the fees payable to Mr. Tauman under this Agreement.

                  4.       MISCELLANEOUS.

                  (a) The invalidity or unenforceability of any particular provisions of this Agreement shall not affect the other provisions hereof; and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                  (b) This Agreement shall be construed in accordance with the laws of the State of Florida other than the conflict of laws provisions of such laws.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                             HYDRON TECHNOLOGIES, INC.


                                             By:
                                                 ------------------------------
                                                         Richard Banakus
                                                         Chairman, President

                                             ----------------------------------
                                                      Richard L. Tauman